Exhibit 5.1

[LATHAM & WATKINS LLP LETTERHEAD]

July 26, 2004

Southwest Water Company

One Wilshire Building

624 South Grand Avenue, Suite 2900

Los Angeles, California 90017

Attn: Board of Directors

Re:        Registration Statement on Form S-8

Ladies and Gentlemen:

In connection with the registration by Southwest Water Company, a Delaware corporation (the “Company”), of 250,000 shares of common stock, par value $0.01 per share (the “Shares”), to be issued pursuant to the Amended and Restated Stock Option Plan for Non-Employee Directors of the Company, as amended (the “Plan”), under the Securities Act of 1933, as amended, on Form S-8 to be filed with the Securities and Exchange Commission (the “Registration Statement”), you have requested our opinion set forth below.

In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken, and proposed to be taken, by the Company in connection with the authorization, issuance and sale of the Shares and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed.

In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. With your consent we have relied upon certificates of an officer of the Company and others with respect to certain factual matters. We have not independently verified such factual matters.

We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto or the effect thereon of any other laws.

Subject to the foregoing, it is our opinion that, as of the date hereof, upon the issuance and sale of the Shares in the manner contemplated by the Registration Statement and in accordance with the terms of the Plan, and subject to the Company completing all action and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the terms of the Plan and the Registration Statement, including, without limitation, collection of required payment for the Shares, the Shares will be validly issued, fully paid and nonassessable securities of the Company.

We consent to your filing this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Latham & Watkins LLP